UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2022

CF ACQUISITION CORP. VII
(Exact name of registrant as specified in its charter)

Delaware	001-41166	85-1963781
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

110 East 59th Street, New York, NY 10022

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 938-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	CFFSU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	CFFS	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for Class A common stock at an exercise price of $11.50 per share	CFFSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Directors.

Effective December 15, 2022, the board of directors (the “Board”) of CF Acquisition Corp. VII (the “Company”) appointed Doug Barnard as a member of the Board. Mr. Barnard will serve as a Class I director. Additionally, effective December 15, 2022, the Board appointed Mr. Barnard as a member of the audit committee (the “Audit Committee”) and the compensation committee (the “Compensation Committee”) of the Board. Mr. Barnard replaces Mr. Steven Bisgay as a member of the Audit Committee. As a result of these appointments, the Company believes that it is in compliance with the corporate governance requirements of the Nasdaq Stock Market to have all members of the Audit Committee being independent within one year of the consummation of the Company’s initial public offering.

Mr. Barnard, age 62, served on the board of directors of CF Acquisition Corp. VI from February 2021 until the closing of its business combination with Rumble in December 2021. Mr. Barnard has served on the Board of Managers at Prophet Asset Management, a registered investment advisor with over $2 billion under management since July 2015. Prior to that, Mr. Barnard was the Chief Financial Officer and Executive Managing Director of Cantor from July 2006 until his retirement in April 2015. As Chief Financial Officer of Cantor, Mr. Barnard was responsible for Cantor’s global financial and management accounting, regulatory reporting, treasury and risk functions and also served as a member of multiple boards and committees at the company. Prior to joining Cantor in July 2006, Mr. Barnard served as the Chief Administrative Officer for Dover Management LLC, an investment management firm, where he oversaw all compliance, finance and administrative functions. Prior to his tenure with Dover, Mr. Barnard held the position of Managing Director and Controller of the Americas Region at Deutsche Bank AG, where he oversaw all regional financial control during a period of rapid expansion, including the integration of Bankers Trust Corporation. He also served as Chief Financial Officer for Deutsche’s Asia-Pacific Region based in their Singapore office. Previously, Mr. Barnard was Vice President and Investment Banking Controller at Goldman Sachs & Co., joining the bank from Deloitte Haskins & Sells. Mr. Barnard earned a BBA in public accounting from Pace University in 1982. He was a certified public accountant and a past member of the Financial Management Division of the Securities Industry Association, the Connecticut Society of CPAs and the American Institute of CPAs. Current and prior affiliations include the National Forest Foundation and the Corporate Cares Gala supporting the American Cancer Society.

In connection with the appointment of Mr. Barnard, the Board and the Compensation Committee approved a one-time payment of $25,000 to him. In addition, the Company’s sponsor, CFAC Holdings VII, LLC will transfer an aggregate of 2,500 shares of the Company’s Class A common stock to Mr. Barnard in connection with his appointment.

There are no family relationships between Mr. Barnard and any director, executive officer, or person nominated or chosen by the Company to become an executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CF ACQUISITION CORP. VII

By:	/s/ Howard W. Lutnick
	Name:	Howard W. Lutnick
	Title:	Chief Executive Officer

Dated: December 15, 2022

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